As filed with the Securities and Exchange Commission on June 21, 2004

                                                        Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ________________


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 IA GLOBAL, INC.
             (Exact name of registrant as specified in its charter)

                                ________________


               DELAWARE                               13-4037641
               --------                               ----------
   (State or other jurisdiction of          (IRS Employer Identification No.)
    incorporation or organization)


                        533 Airport Boulevard, Suite 400
                              Burlingame, CA 94010
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                ________________


                   (1) IA GLOBAL, INC. 1999 STOCK OPTION PLAN
                   (2) IA GLOBAL, INC. 2000 STOCK OPTION PLAN
                            (Full title of the plan)

                                ________________


                                  Mark E. Scott
                             Chief Financial Officer
                                 IA Global, Inc.
                          533 Airport Blvd., Suite 400
                              Burlingame, CA 94010
                                 (650) 685-2402
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                Kevin Lavin, Esq.
                               Arnold & Porter LLP
                          1600 Tysons Blvd., Suite 900
                                McLean, VA 22102
                                 (703) 720-7000

                                ________________


  This Registration Statement shall become effective upon filing in accordance with Rule 464 of the Securities Act of 1933, as amended.

                                   Calculation of Registration Fee
___________________________________________________________________________________________________

Title of securities      Amount to be      Proposed maximum      Proposed maximum        Amount of
 to be registered         registered        offering price      aggregate offering     registration
                                             per unit (1)            price (1)              fee
___________________________________________________________________________________________________
Common Stock, $0.01
     Par Value          10,500,000 (2)         $.385                $4,042,500            $512.18
___________________________________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(h), on the basis of the average high and low sale prices of the Registrant's Common Stock as reported on June 16, 2004 on the American Stock Exchange, which date is within 5 business days prior to the date of the filing of this Registration Statement.

(2) If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issuable pursuant to the antidilution provisions of the Revlon, Inc. Stock Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The purpose of this Registration Statement is to register collectively an additional 10,500,000 shares of common stock, $0.01 par value per share ("Common Stock") pursuant to the IA Global, Inc. 1999 Stock Option Plan (the "1999 Plan") and the IA Global, Inc. 2000 Stock Option Plan (the "2000 Plan").

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
         ---------------------------------------

         The following documents filed by IA Global, Inc. ("IA Global," the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         a. IA Global's Annual Report on Form 10-K for the year ended December 31, 2003, and any amendments or reports filed for the purpose of updating such reports;

         b. IA Global's Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, and any amendments or reports filed for the purpose of updating such reports;

         c. IA Global's Current Reports on Form 8-K dated as of June 21, 2004, June 18, 2004, June 9, 2004, April 5, 2004, February 17,
                  2004, January 26, 2004, December 3, 2003, September 5, 2003,
                  as amended on October 22, 2003, and July 10, 2003; and

         d. The description of the Common Stock of IA Global contained in our registration statement on Form 8-A, and any amendments or reports filed for the purpose of updating such description.

         All documents filed by IA Global after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters such Common Stock then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and shall be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or so superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Under Delaware law, a corporation may include in its certificate of incorporation ("Certificate") a provision that eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (a) for any breach of duty of loyalty, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (the "DGCL") (dealing with illegal redemptions and stock repurchases), or (d) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

         The Certificate also provides that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, as amended, indemnify all persons whom it may indemnify thereto, provided that if such indemnified person initiates a proceeding, he or she shall be indemnified only if the Registrant's board of directors approved such action. Section 145 of the DGCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he or she is or was a director, officer or employee of the company. Section 145 and the Registrant's Certificate also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

         The Registrant has a directors' and officers' liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.
         ------------------------------------

         Not Applicable.

ITEM 8.  EXHIBITS
         --------

         The following exhibits are filed as part of this Registration Statement or, where so indicated, have been previously filed and are incorporated herein by reference.

Exhibit 4.1       Certificate of Incorporation of the Company

Exhibit 4.2 Certificate of Amendment, dated January 3, 2003, to the Certificate of Incorporation of the Registrant

Exhibit 4.3 Certificate of Designation of Preferences and Rights of the Registrant's Series A convertible preferred stock

Exhibit 4.4 Certificate of Amendment, dated June 17, 2004, to the Certificate of Incorporation of the Registrant

Exhibit 4.5       Bylaws of the Company

Exhibit 5         Opinion of Arnold & Porter, LLP

Exhibit 23.1      Consent of Arnold & Porter, LLP

Exhibit 23.2      Consent of Radin, Glass & Co., LLP

Exhibit 24        Powers of Attorney

Exhibit 99.1      Form of IA Global, Inc. 1999 Stock Option Plan, as amended

Exhibit 99.2      Form of IA Global, Inc. 2000 Stock Option Plan, as amended

Exhibit 99.3      IA Global, Inc. 1999 & 2000 Stock Option Plans

ITEM 9.  UNDERTAKINGS.
         ------------

         IA Global hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the

                  "Calculation of Registration Fee" table in the effective registration statement;

         (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that the undertakings set forth in paragraphs 1(a) and 1(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act, which are incorporated by reference in this registration statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on June 21, 2004.

                                        IA GLOBAL, INC.


                                        By: /s/ Alan Margerison
                                            Alan Margerison
                                            Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 21, 2004:


         Signature                      Title

         /s/  Alan Margerison           Chief Executive Officer and Director
         --------------------
         Alan Margerison


         /s/  Mark E. Scott             Chief Financial Officer (Principal
         ------------------             Financial Officer and Principal
         Mark E. Scott                  Accounting Officer) and Director


         /s/ Jun Kumamoto               Director
         ----------------
         Jun Kumamoto


         /s/ Raymond Christinson        Director
         -----------------------
         Raymond Christinson


         /s/ Eric La Cara               Director
         ----------------
         Eric La Cara

                                INDEX TO EXHIBITS


Exhibit 4.1      Certificate of Incorporation     Filed as an exhibit to
                 of the Registrant                Registrant's Registration
                                                  Statement on Form S-1, as
                                                  amended (File No. 333-71733),
                                                  and incorporated herein by
                                                  reference

Exhibit 4.2      Certificate of Amendment,        Filed as an exhibit to
                 dated January 3, 2003, to        Registrant's Current Report on
                 the Certificate of               Form 8-K, dated January 3,
                 Incorporation of the             2003, and incorporated herein
                 Registrant                       by reference.

Exhibit 4.3      Certificate of Designation       Filed as an exhibit to
                 of Preferences and Rights of     Registrant's Current Report on
                 the Registrant's Series A        Form 8-K, dated November 8,
                 convertible preferred stock      2001, and incorporated herein
                                                  by reference.

Exhibit 4.4      Certificate of Amendment,        Filed as an exhibit to this
                 dated June 17, 2004, to the      Form S-8.
                 Certificate of Incorporation
                 of the Registrant

Exhibit 4.5      Bylaws of the Company            Filed as an exhibit to
                                                  Registrant's Registration
                                                  Statement on Form 8-A (File
                                                  No. 1-15863), and incorporated
                                                  herein by reference.

Exhibit 5        Opinion of Arnold & Porter,      Electronically filed herewith
                 LLP, counsel to the Company

Exhibit 23.1     Consent of Arnold & Porter,      Included in Exhibit 5 hereto
                 LLP

Exhibit 23.2     Consent of Radin, Glass &        Electronically filed herewith
                 Co., LLP, filed herewith.

Exhibit 24       Powers of Attorney               Electronically filed herewith

Exhibit 99.1     Form of IA Global 1999 Stock     Electronically filed herewith
                 Option Plan, as amended

Exhibit 99.2     Form of IA Global, Inc. 2000     Electronically filed herewith
                 Stock Option Plan, as amended

Exhibit 99.3     IA Global, Inc. 1999 & 2000      Electronically filed herewith
                 Stock Option Plans